SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CENTENNIAL CELL CORP

          GABELLI FOUNDATION
                                 1/07/99            3,000-           41.5000
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 1/07/99          184,815-           41.5000
                                 1/07/99              185-           41.5000
          GABELLI FUNDS, INC.
               THE GABELLI TELECOMMUNICATION FUND
                                 1/07/99           76,280-           41.5000
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/07/99           40,870-           41.5000
                                 1/06/99           15,000-           41.7086
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 1/07/99           79,000-           41.5000
               THE GABELLI CAPITAL ASSET FUND
                                 1/07/99           26,000-           41.5000
                                 1/06/99            9,000-           41.7086
                                 1/07/99           15,000-           41.5000
          GAMCO INVESTORS, INC.
                                 1/07/99            9,756-           41.5000
                                 1/07/99            9,000            41.5000
                                 1/07/99          200,600-           41.5000
                                 1/07/99          661,200-           41.5000
                                 1/06/99           13,000-           41.7404
                                 1/07/99            1,300-           41.5000
          GABELLI ASSOCIATES FUND
                                 1/07/99           87,700-           41.5000
                                 1/07/99            1,000-           41.6250
                                 1/07/99            4,400            41.4375
                                 1/06/99            5,700-           41.6875
                                 1/06/99            5,000-           41.6250


          (1) THE TRANSACTIONS ON 1/07/99 WERE IN CONNECTION
              WITH THE MERGER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED
              ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.